1 2Q 2016 Earnings Call August 9, 2016 8:30am ET

2 Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of August 8, 2016, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter 2016 results issued on August 8, 2016, and the Risk Factors and Forward-Looking Statements sections of the Company’s Second Quarter 2016 Quarterly Report on Form 10-Q filed on August 8, 2016. Copies of these filings are available from the SEC, the Hertz website or the Company’s Investor Relations Department. 2Q

3 Non-GAAP Measures THE FOLLOWING NON-GAAP* MEASURES WILL BE USED IN THE PRESENTATION: Adjusted corporate EBITDA Adjusted corporate EBITDA margin Adjusted pre-tax income (loss) Adjusted net income (loss) Adjusted earnings (loss) per share (Adjusted EPS) Revenue per available car day (RACD) Total RPD Net depreciation per unit per month Net non-vehicle debt Net vehicle debt Free cash flow *Definitions and reconciliations of these non-GAAP measures are provided in the Company’s second quarter 2016 press release. 2Q

4 Agenda BUSINESS OVERVIEW John Tague President & Chief Executive Officer Hertz Global Holdings, Inc. FINANCIAL RESULTS OVERVIEW Tom Kennedy Chief Financial Officer Hertz Global Holdings, Inc. 2Q

5 TOM KENNEDY CHIEF FINANCIAL OFFICER Hertz Global Holdings, Inc. Quarterly Overview

6 2Q:16 Consolidated Results *Definitions and reconciliations of these non-GAAP measures are provided in the Company’s second quarter 2016 press release. NM – Not Meaningful 2Q GAAP 2Q:16 Results 2Q:15 Results YoY Change Revenue $2,270M $2,317M (2)% Income (loss) from continuing operations before income taxes $(35)M $38M NM Net Income (loss) from continuing operations $(28)M $13M NM Earnings (loss) per share from continuing operations $(0.33) $0.14 NM Weighted Average Shares outstanding 85M 92M (8)% Non-GAAP* Adjusted corporate EBITDA $184M $246M (25)% Adjusted corporate EBITDA margin 8% 11% (251 bps) Adjusted pre-tax income (loss) $55M $118M (53)% Adjusted net income (loss) $35M $74M (53)% Adjusted EPS (loss per share) $0.41 $0.80 (49)%

Consolidated Cost Initiatives Tangible Progress

Strong Cost Management

IT Platform / Cost of Delivery

- IT outsourcing
- Customer relationship management system
- Global fleet management system

US RAC Direct Operation Expenses

- Vehicle damage collections process
- Labor productivity improvements
- Improved sourcing

Back Office Optimization and General Overhead

- Accounts payable operations
- Reduction to strategic consulting spend
- Streamlined vehicle administrative operations

Consolidated Cost Savings

- **FY:16 Target $350M realized savings**
  - **2Q:16 realized savings of ~$100M**
  - **1H:16 realized savings of ~$170M**
- **FY:15 realized $230M of savings**

Consolidated Unit Cost Metrics Reflect Initiative Progress

- Excludes affects of revenue change
- Consolidated DOE & SG&A per transaction day:
  - Q2 total company declined 7% YoY

NYSE: HTZ 7

8 2Q:16 U.S. RAC Performance Revenue Days Rate Vehicle Utilization (pts) Capacity RACD -2% -8% -5% -2% 2% 0% 0% 6% -10% -5% -2% -8% 500 400 300 700 -5% -5% -3% -2% -3% 0% 1% 0% U.S. RAC (YOY quarterly results) Q3’15 Q4’15 Q1’16 Q2’16 Revenue is defined as total revenue excluding ancillary retail car sales. Capacity calculated based on average total days. Vehicle utilization calculated as transaction days divided by capacity. RACD calculated as Revenue divided by Available Car Days (Capacity). • 180 bps negative impact from DTG methodology change, fuel and other ancillary revenue • Meaningful sequential improvements in total RPD throughout 2Q • Published positive YoY pricing • Negative impact from longer rental length of keep and uncompetitive customer mix Q3’15 Q4’15 Q1’16 Q2’16 Q3’15 Q4’15 Q1’16 Q2’16 Q3’15 Q4’15 Q1’16 Q2’16 Q3’15 Q4’15 Q1’16 Q2’16 Q3’15 Q4’15 Q1’16 Q2’16 U.S. RAC Pricing 2Q

9 2Q:16 International Rental Car 2Q • 2Q:16 Revenue decreased 2% YoY, excluding FX - Volume flat primarily due to decline in inbound business following terrorist attacks, offsetting growth in commercial and other leisure - Total RPD 2% lower, in constant currency, due to impact of reduced high yielding inbound business • Revenue per available car day decreased 4% YoY in constant currency • Vehicle utilization fell 200bps YoY at 77% • Customer service scores continue to improve • Net monthly depreciation per unit decreased 4% in constant currency due to improvements in fleet procurement, fleet mix and increased use of alternative disposition channels • Adjusted corporate EBITDA declined $12M YoY, including $20M unanticipated charge to insurance reserves

10 CASH FLOW / BALANCE SHEET OVERVIEW TOM KENNEDY CHIEF FINANCIAL OFFICER Hertz Global Holdings, Inc.

11 Liquidity and Debt Overview 6/30/16 PF for 7.5% Note Redemption RCF Availability $1,094M $1,094M Unrestricted Cash 1,285M 572M Corporate Liquidity $2,379M $1,666M • Improved Hertz Non-Vehicle Debt Structure – Used $2 billion in proceeds to reduce debt – Significantly extended maturity schedule – Lowered ongoing interest expense • Executed $4.4 billion Hertz financing transactions – $1.7 billion 5 year RCF liquidity facility – $700 million 7 year term loan to refi 7.5% notes due 2018 – $800 million RAC and $385 million Donlen term ABS notes – Over $800 million of additional vehicle debt financings • 4.5x net non-vehicle debt/LTM adj. corporate EBITDA; Targeting 3.5x or below at YE’16 Corporate Liquidity at June 30, 2016

12 Improved Debt Maturity Profile HGH 3/31/2016 Non-Vehicle Debt Maturity Stack 1 ($ in millions) $1,250 $700 $500 $500 $950 $2,056 $1,903 2017 2018 2019 2020 2021 2022 2023 Senior Notes Term Loans Undrawn ABL Pro Forma 6/30/2016 Hertz Global Non-Vehicle Debt Maturity Stack 2 ($ in millions) $1,250 $700 $500 $500 $700 $250 $1,700 2017 2018 2019 2020 2021 2022 2023 Senior Notes Term Loans Undrawn RCF 1.Excludes $27 million of Promissory Notes due 2028 and $63 million of other debt 2.Pro forma for the retirement of $700 million of the existing 7.5% Senior Notes called on 7/8/16. Excludes $27 million of Promissory Notes due in 2028.

13 OUTLOOK

14 FY:2016 Financial Guidance FY:2016 assumptions include: • U.S. RAC residual decline of ~2.5% • $350M incremental consolidated cost savings • Consolidated 37% effective tax rate • 85M weighted average shares outstanding FY:2016 Guidance Adjusted Corporate EBITDA $850M - $950M Non-vehicle capital expenditures, net $125M – $150M Non-Vehicle cash interest expense $280M – $290M Cash income taxes $100M – $125M Free cash flow $500M – $600M U.S. RAC net depreciation per unit per month $290 - $300 U.S. RAC fleet capacity growth (2.0)% to (3.0)% U.S. RAC revenue growth --% to (1.5)% Adjusted earnings per share $2.75-$3.50

FY:2016 Adjusted Corporate EBITDA Guidance Walk

Reconciling Items

1st Half Items = ~$70 million

($20)M	Unanticipated International insurance charge
(25)M	Stranded costs that are no longer allocated
(10)M	Strategic Investments
(10)M	2Q U.S. RAC vehicle recall (~1% to June capacity) and storm damage
(5)M	FX

2nd Half Risks

- International RAC slower growth vs. original expectations due to recent terrorist attacks
- 3Q U.S. RAC vehicle recall (~1% to July capacity)
- US RAC pricing – continued improvement albeit at a slower rate than originally expected

NYSE: HTZ 15

16 Reconciling Items Cash Flow Guidance Increase = $100 million $45M Corporate cash interest expense 25M Non-vehicle capital expenditures 25M Cash taxes 5M Other working capital and financing initiatives FY:2016 Free Cash Flow Guidance Walk

17 Q&A